Exhibit 10.2

MONTROSE ENVIRONMENTAL GROUP, INC.

GRANT NOTICE FOR

AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNITS

FOR GOOD AND VALUABLE CONSIDERATION, MONTROSE ENVIRONMENTAL GROUP, INC. (the “Company”), hereby grants to Participant named below the number of stock units specified below (the “Award”). Each stock unit represents the right to receive one share of the Company’s common stock, par value $0.000004 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Montrose Environmental Group, Inc. Amended and Restated 2017 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:

Grant Number:

Grant Date:

Number of restricted stock units:

Vesting Schedule:

[50% of the Award shall vest on the fourth (4th) anniversary of the Grant Date and 50% of the Award shall vest on the fifth (5th) anniversary of the Grant Date, subject to Participant’s continued service through each such date.][1]

[With respect to [____] restricted stock units (the “Service-Vested RSUs”), 50% shall vest on the fourth (4th) anniversary of the Grant Date and 50% shall vest on the fifth (5th) anniversary of the Grant Date, subject to Participant’s continued service through each such date.

With respect to [__] restricted stock units (the “Performance-Vested RSUs”), 50% shall vest on the fourth (4th) anniversary of the Grant Date and 50% of the Award shall vest on the fifth (5th) anniversary of the Grant Date, subject to Participant’s continued service through each such date and subject to achievement of the Performance Criteria. If the Performance Criteria shall not have been met prior to the fourth (4th) anniversary, none of the Performance-Vested RSUs shall vest at that time, and if the

[1]	Language for RSUs with only time-based vesting

Performance Criteria is subsequently met prior to the fifth (5th) anniversary of the Grant Date, all of the Performance-Vested RSUs shall vest at that time, subject to Participant’s continued service through such date. If the Performance Criteria is not met by the fifth (5th) anniversary of the Grant Date, none of the Performance-Vested RSUs shall vest and instead shall be forfeited at that time.][2]

Performance Criteria	The Performance Criteria shall be met if the Company achieves $90M in adjusted EBITDA (as reported) for any trailing twelve-month period from and after December 31, 2022, which shall be measured quarterly for purposes of determining if the performance criteria has been met.

Change in Control Treatment:	The Award shall vest in full upon a Change in Control (as defined in the Plan), subject Participant’s continued service through such date[ and, with respect to the Performance-Vested RSUs, to the extent the Performance Criteria has been satisfied as of the date of such Change of Control][3].

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

MONTROSE ENVIRONMENTAL GROUP, INC.

Participant Signature
By
Title:	Address (please print):

[2]	Alternative language for CEO grant with 50% subject to performance vesting
[3]	Additional language for CEO grant with performance vesting criteria

MONTROSE ENVIRONMENTAL GROUP, INC.

STANDARD TERMS AND CONDITIONS FOR

RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Montrose Environmental Group, Inc. Amended and Restated 2017 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice. In addition to these Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1. TERMS OF RESTRICTED STOCK UNITS

Montrose Environmental Group, Inc., a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) with each Restricted Stock Unit representing the right to receive one share of the Company’s common stock, par value $0.000004 (the “Common Stock”) specified in the Grant Notice. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2. VESTING OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.” Unless otherwise set forth in the Grant Notice, upon the Participant’s Termination of Employment, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment.

3. SETTLEMENT OF RESTRICTED STOCK UNITS

The Company will transfer to Participant the shares of Common Stock subject to the Award (or portion thereof) as soon as reasonably possible after any date upon which the Award (or a portion thereof) vests (but in no case later than March 15th of the calendar year after the calendar year in which the vesting event occurs).

4. RIGHTS AS STOCKHOLDER

Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Notwithstanding the foregoing, in the event that the Company declares a cash dividend the record date for which occurs during the period from and after the Grant Date and until the earlier of (a) the time when the Restricted Stock Units are settled in accordance with the terms hereof or (b) the time when the Participant’s right to vest in the Restricted Stock Units is forfeited, on the date that the Company pays such cash dividend to holders of Common Stock generally, the Participant shall be credited with a cash amount equal to the dollar amount of the cash dividend paid per share of Common Stock on such date multiplied by the total number of Restricted Stock Units then outstanding under this Award, which amount shall be paid in a single lump sum, without interest, in the date the corresponding Restricted Stock Units become Vested RSUs in accordance with the terms of the Grant Notice and these Standard Terms and Conditions (or, if later, the date on the date that the Company pays such cash dividend to holders of Common Stock).

5. RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6. INCOME TAXES

To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the Restricted Stock Units. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. Unless the Participant elects in writing, in advance, to pay the withholding tax obligations to the Company by cash or check, withholding shall be effected by the Company causing to be sold on behalf of the Participant a number of shares of Common Stock issuable in connection with the Award in an amount sufficient to cover such withholding obligations. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the Award from any amounts payable by it to the Participant (including, without limitation, future cash wages).

7. NON-TRANSFERABILITY OF UNVESTED AWARD

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of.

8. OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock Units. Any prior agreements, commitments or negotiations concerning the Restricted Stock Units are superseded.

9. LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment or service relationship at any time for any reason.

10. GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

11. ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.